United States

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2011

ePlus inc.

(Exact name of registrant as specified in its charter)

Delaware	1-34167	54-1817218
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

13595 Dulles Technology Drive Herndon, VA 20171-3413

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code: (703) 984-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Shareholders of ePlus inc. was held on September 13, 2011.  There were present, in person or by proxy, holders of 7,602,056 shares of our common stock, or 88.75% of all shares of common stock eligible to be voted at the meeting. The final voting results on all matters are disclosed below.

1.  Election of the following directors to serve until the next annual meeting of shareholders or until their successors are elected and qualified (included as Item 1 in the proxy statement).  Each nominee for director was elected by a vote of the shareholders as follows:

	For	Withheld	Broker Non-Vote
Phillip G. Norton	6,178,789	100,366	1,322,901
Bruce M. Bowen	6,179,492	99,663	1,322,901
Terrence O’Donnell	5,767,619	511,536	1,322,901
Milton E. Cooper, Jr.	6,202,268	76,887	1,322,901
C. Thomas Faulders III	6,195,751	83,404	1,322,901
Lawrence S. Herman	6,202,268	76,887	1,322,901
Eric D. Hovde	6,131,148	148,007	1,322,901
John E. Callies	6,201,674	77,481	1,322,901

Each nominee was elected a director of ePlus inc.

2.  Approval of the performance goals for our named executive officers within the Executive Incentive Plan for fiscal year 2012 (included as Annex A in the proxy statement).  The proposal was approved by a vote of shareholders as follows:

For:	6,196,100
Against:	31,476
Abstain:	51,579
Broker non-votes:	1,322,901

3.  The advisory vote on the compensation of our named executive officers, as disclosed in our proxy statement (included as Item 3 in the proxy statement), was approved by the following vote:

For:	6,210,974
Against:	15,077
Abstain:	53,104
Broker non-votes:	1,322,901

4.  The advisory vote on the frequency of advisory votes on executive compensation (included as Item 4 in the proxy statement) received the following votes:

One Year:	6,001,857
Two Years:	3,736
Three Years:	219,404
Abstain:	54,158
Broker Non-Vote:	1,322,901

In light of these results, and consistent with the Board’s recommendation, the Board has determined that ePlus will include an advisory shareholder vote on the compensation of its named executive officers in its proxy materials annually.

5.  Ratification of the appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year 2012 (included as Item 5 in the proxy statement).  The proposal was approved by a vote of shareholders as follows:

For:	7,550,324
Against:	51,732
Abstain:	0
Broker non-votes:	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ePlus inc.

By: /s/ Elaine D. Marion
Elaine D. Marion
Chief Financial Officer

Date: September 14, 2011